Exhibit 10.1

GUARANTEE AGREEMENT

made by

THE SUBSIDIARIES OF CONSTELLATION BRANDS, INC. FROM TIME TO TIME

PARTY HERETO

in favor of

BANK OF AMERICA, N.A.,

as Administrative Agent

Dated as of May 3, 2012

ANNEXES

Annex 1        Joinder Agreement

-i-

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of May 3, 2012, made by each of the signatories identified on the signature pages hereto under the heading “Guarantors” (collectively, and together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 3, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONSTELLATION BRANDS, INC. (the “Company”), certain other parties thereto, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent:

SECTION 1.

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantors”: the collective reference to each Guarantor.

1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.

GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties the prompt and complete payment and performance of the Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents in respect of the Obligations shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations (other than contingent indemnification and contingent expense reimbursement obligations, Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, the Commitments have been terminated and either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent, notwithstanding that from time to time during the term of the Credit Agreement any Loan Party may be free from any of the Obligations.

(e) Except as provided in Section 4.14, no payment made by any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full, the Commitments have been terminated, and either no Letters of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent.

2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall seek to enforce any right of subrogation in respect of any of the rights of the Administrative Agent or any other Secured Party against any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek any contribution or reimbursement from any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Obligations are paid in full, either no Letter of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing agreement by the Guarantor shall operate as a waiver of any subrogation rights.

2.4 Amendments, etc., with Respect to the Obligations. To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents, any other documents executed and delivered in connection therewith, any Swap Agreement and any agreement giving rise to Cash Management Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be, or, solely in the case of any Swap Agreement or any agreement giving rise to Cash Management Obligations, the applicable Hedge Bank or Cash Management Bank) may deem reasonably advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid in Dollars to the Administrative Agent without set-off or counterclaim at the Administrative Agent’s Office.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby represents and warrants to the Administrative Agent and each Lender that:

(a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform its obligations under this Agreement, and all necessary authority has been obtained;

(b) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms;

(c) the making and performance of this Agreement does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect; and

(d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement have been obtained or made and are in full force and effect, except where the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.

MISCELLANEOUS

4.1 Amendments in Writing . None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.

4.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantors shall be addressed to such Guarantor c/o Constellation Brands, Inc. at its address provided in Section 9.01 of the Credit Agreement.

4.3 No Waiver by Course of Conduct; Cumulative Remedies; Enforcement.

(a) Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(b) By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Administrative Agent and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement.

4.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their permitted successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by the Credit Agreement.

4.5 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the Obligations of such Guarantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

4.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.9 Integration. This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

4.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.11 Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York located in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 4.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.12 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

4.13 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement and an Obligor under the U.S. Pledge Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

4.14 Releases.

(a) At such time as the Loans, the amounts owed to any Issuing Bank in respect of Letter of Credit and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations, Obligations in respect of Secured Hedge Agreements and Cash Management Obligations) shall have been paid in full, the Commitments have been terminated and either no Letters of Credit shall be outstanding or each outstanding Letter of Credit has been cash collateralized so that it is fully secured to the reasonable satisfaction of the Administrative Agent, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b) Any Guarantor shall be automatically released from its obligations under the circumstances provided in clause (i)(iii) of Article VIII of the Credit Agreement.

4.15 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

GUARANTORS:

ALCOFI INC.
CONSTELLATION LEASING, LLC
CONSTELLATION TRADING COMPANY, INC.
CONSTELLATION WINES U.S., INC.
FRANCISCAN VINEYARDS, INC.
ROBERT MONDAVI INVESTMENTS
SPIRITS MARQUE ONE LLC
THE HOGUE CELLARS, LTD.

By:	/s/ David E. Klein
Name:	David E. Klein
Title:	Vice President and Assistant Treasurer

CONSTELLATION BEERS LTD.
CONSTELLATION SERVICES LLC

By:	/s/ David E. Klein
Name:	David E. Klein
Title:	Vice President and Treasurer

[Guarantee Agreement Signature Page]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	Sr. Vice President

[Guarantee Agreement Signature Page]

[FORM OF JOINDER AGREEMENT]

Annex 1 to

Guarantee Agreement

JOINDER AGREEMENT, dated as of             , 201    , made by                    (the “Additional Pledgor”), in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee Agreement (as defined below) or the U.S. Pledge Agreement (as defined below), as applicable.

W I T N E S S E T H :

WHEREAS, CONSTELLATION BRANDS, INC. (the “Company”), certain other parties thereto, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of May 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and the Guarantors (other than the Additional Pledgor), as applicable, have entered into (i) the Guarantee Agreement, dated as of May 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) and (ii) the U.S. Pledge Agreement, dated as of May 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “U.S. Pledge Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Guarantee Agreement and the U.S. Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guarantee Agreement and the U.S. Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Joinder Agreement, the Additional Pledgor, as provided in Section 4.13 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

2. U.S. Pledge Agreement. By executing and delivering this Joinder Agreement, the Additional Pledgor, as provided in Section 4.13 of the Guarantee Agreement and Section 6.10 of the U.S. Pledge Agreement, hereby becomes a party to the U.S. Pledge Agreement as an “Obligor” thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder. Without limiting the generality of the foregoing, the Additional Pledgor hereby grants and assigns to the Administrative Agent for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Pursuant to any applicable law, each Additional Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Additional Pledgor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under the U.S. Pledge Agreement. Each Additional Pledgor authorizes the Administrative Agent to describe the collateral and indicate that after-acquired assets are covered in such financing statements. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Perfection Certificate (as defined in the Credit Agreement). The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Section 2 of the U.S. Pledge Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

3. Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex 1-A to

Joinder Agreement

Perfection Certificate Supplement